As filed with the Securities and Exchange Commission on April 19, 2006
Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEB.COM, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1404301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Peachtree Center Avenue, Suite 500, Atlanta, Georgia 30303
(Address of principal executive offices, including zip code)

WEB.COM, INC. 2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Jeffrey M. Stibel
Chief Executive Officer
303 Peachtree Center Avenue, Suite 500
Atlanta, Georgia 30303
(Name and Address of Agent for Service)
(404) 260-2477
(Telephone Number, Including Area code, of Agent for Service)

COPIES OF COMMUNICATIONS TO:

Robert F. Dow
Arnall Golden Gregory LLP
171 17th Street NW, Suite 2100
Atlanta, Georgia 30363
Telephone: (404) 873-8706
Facsimile: (404) 873-8707

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value per share $.01	1,000,000 (1) (2)	$5.70	$5,700,000	$610.00

(1)
This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the 2006 Equity Incentive Plan (the “Plan”).

(2)	Representing additional shares to be issued by Web.com, Inc. (the “Registrant”) in connection with the Plan.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), based on 1,000,000 shares reserved for issuance at an estimated price of $5.70 per share, representing the average of the high and low prices of the common stock on the NASDAQ National Market on April 14, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent modified or superseded by information contained herein, the following documents we have filed with the Commission are incorporated into this prospectus by reference:

(1)	The Registrant’s annual report on Form 10-K for the fiscal year ended August 31, 2005, filed November 7, 2005, as amended by its Form 10-K/A filed on December 22, 2005;

(2)	The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended November 30, 2005, filed on January 9, 2006;

(3)	The Registrant’s quarterly report on Form 10-QT for the transition period ended December 31, 2005, filed on February 9, 2006;

(4)	Current report on Form 8-K filed on September 6, 2005, as amended by Form 8-K/A filed on September 7, 2005;

(5)	Current report on Form 8-K filed on October 19, 2005;

(6)	Current report on Form 8-K filed on November 3, 2005;

(7)	Current report on Form 8-K filed on November 7, 2005;

(8)	Current report on Form 8-K filed on November 13, 2005;

(9)	Current report on Form 8-K filed on November 30, 2005;

(10)	Current report on Form 8-K filed on December 6, 2005;

(11)	Current report on Form 8-K filed on December 7, 2005;

(12)	Current report on Form 8-K filed on December 13, 2005;

(13)	Current report on Form 8-K filed on December 29, 2005;

(14)	Current report on Form 8-K filed on January 9, 2006;

(15)	Current report on Form 8-K filed on February 8, 2006;

(16)	Current report on Form 8-K filed on February 9, 2006;

(17)	Current report on Form 8-K filed on February 22, 2006;

(18)	Current report on Form 8-K filed on March 21, 2006;

(19)	Current report on Form 8-K filed on April 3, 2006; and

(20)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-4 (SEC File No. 333-104612) filed with the Commission on May 20, 2003, as set forth in “Description of Capital Stock” in the Prospectus filed as part of that Form S-4.

All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Unless prohibited or limited in a corporation’s articles or bylaws, Section 302A.521 of the Minnesota Business Corporation Act requires indemnification of a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees and disbursements) incurred by such person in connection with a threatened or pending proceeding if the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed the conduct to be in the best interests of the company or, in the case of conduct occurring in such person’s official capacity for another organization, reasonably believed the conduct was not opposed to the best interests of the company. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in our name.

As permitted by the Minnesota Business Corporation Act, the Company’s articles of incorporation provide that each director shall not be personally liable to it or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 (regarding liability of directors for illegal distributions) or 80A.23 (regarding the sale of unregistered securities and fraud in connection with the sale of securities) of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when the provision in the articles became effective.

As permitted by the Minnesota Business Corporation Act, the Company’s bylaws provide that the Company shall indemnify any director, officer or employee made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person in accordance with the Minnesota Business Corporation Act.

In addition, Section 302A.521, subdivision 3 of the Minnesota Business Corporation Act requires the Company to pay reasonable expenses in advance of final disposition of the proceeding in certain instances unless limited by the articles of incorporation or bylaws of the company. Neither the Company’s articles of incorporation nor its bylaws impose any limitation on the advancement of expenses if the statutory provisions are met.

The Company has entered into an indemnification agreement with Mr. Crecine, who is a director, to give him additional contractual assurances regarding the scope of the indemnification set forth in the Company’s articles of incorporation and bylaws and to provide additional procedural protections.

We have obtained directors’ and officers’ liability insurance with a per claim and annual aggregate coverage limit of $30 million, including a reimbursement policy in favor of us.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

3.01
Unofficial Restated Articles of Incorporation of Registrant (as amended through April 24, 2002) (incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2002).

3.01(b)	Articles of Amendment to Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 2003).

3.01(c)	Articles of Merger effective as of March 20, 2006 (incorporated by reference to Exhibit 3.01(c) to the Registrant’s Current Report on Form 8-K filed on March 21, 2006).

3.01(d)	Articles of Amendment to Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.01(d) to Registrant’s Form 8-K filed April 3, 2006).

3.02
Unofficial Restated Bylaws of the Registrant (as amended through August 6, 2001) (incorporated by reference to Exhibit 3.02 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2002).

4.01	Web.com, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.136 to Registrant’s Form 8-K filed April 3, 2006).

4.02	Form of Notice of Grant (Restricted Stock) to be issued under the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Registrant’s Form 8-K filed April 3, 2006).

4.03	Form of Notice of Grant (Fully-Vested Option) to be issued under the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to Registrant’s Form 8-K filed April 3, 2006).

5.01*	Opinion of Arnall Golden Gregory LLP.

23.01*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.02*	Consent of Arnall Golden Gregory LLP (contained in Exhibit 5.01).

24.01*	Power of Attorney (included on signature page).
_______________ *Filed herewith

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 17th day of April, 2006.

WEB.COM, INC.

/s/ Jeffrey M. Stibel

Jeffrey M. Stibel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Web.com, Inc. hereby constitutes and appoints Jeffrey M. Stibel, Gonzalo Troncoso and Jonathan B. Wilson, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto and including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with any regulatory authority, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
./s/ Jeffrey M. Stibel Jeffrey M. Stibel	President, Chief Executive Officer and Director	April 17, 2006

/s/ Gonzalo Troncoso Gonzalo Troncoso	Chief Financial Officer (Principal Financial and Accounting Officer)	April 17, 2006

/s/ Seymour Holzman Seymour Holtzman	Chairman of the Board	April 17, 2006

/s/ John B. Balousek John B. Balousek	Director	April 17, 2006

/s/ John Patrick Crecine John Patrick Crecine	Director	April 3, 2006

/s/ Efrem Gerszerg Efrem Gerszberg	Director	April 17, 2006

/s/ Alex Kazerani Alex Kazerani	Director	March 29, 2006

/s/ Robert Lee Robert Lee	Director	April 17, 2006

/s/ Robert T. Slezak Robert T. Slezak	Director	April 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

3.01
Unofficial Restated Articles of Incorporation of Registrant (as amended through April 24, 2002) (incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2002).

3.01(b)	Articles of Amendment to Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 2003).

3.01(c)	Articles of Merger effective as of March 20, 2006 (incorporated by reference to Exhibit 3.01(c) to the Registrant’s Current Report on Form 8-K filed on March 21, 2006).

3.01(d)	Articles of Amendment to Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.01(d) to Registrant’s Form 8-K filed April 3, 2006).

3.02
Unofficial Restated Bylaws of the Registrant (as amended through August 6, 2001) (incorporated by reference to Exhibit 3.02 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2002).

4.01	Web.com, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.136 to Registrant’s Form 8-K filed April 3, 2006).

4.02	Form of Notice of Grant (Restricted Stock) to be issued under the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Registrant’s Form 8-K filed April 3, 2006).

4.03	Form of Notice of Grant (Fully-Vested Option) to be issued under the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to Registrant’s Form 8-K filed April 3, 2006).

5.01*	Opinion of Arnall Golden Gregory LLP.

23.01*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.02*	Consent of Arnall Golden Gregory LLP (contained in Exhibit 5.01).

24.01*	Power of Attorney (included on signature page).
_______________ *Filed herewith